Exhibit 10.28

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED SEVERANCE PLAN

The Amended and Restated EXCO Resources, Inc. Severance Plan effective as of August 17, 2004 (the “Severance Plan”) is hereby amended pursuant to Section Nine of the Severance Plan as of September 30, 2005 as follows:

1.                                       All capitalized terms used herein but not defined herein shall have the meaning set forth in the Severance Plan.

2.                                       Section 3.3 is hereby amended by adding the following paragraph as the last paragraph of such section:

“Notwithstanding any of the foregoing, in no event shall the following constitute a “Change of Control”: (i) the buyout transaction contemplated by that certain Stock Purchase Agreement, by and among EXCO Holdings II, Inc., a Delaware corporation (“Holdings II”), and the stockholders of EXCO Holdings Inc., and any of the transactions contemplated thereby and effected therewith and (ii) a merger of Holdings II with EXCO Holdings Inc. after consummation of such buyout transaction.”

3.                                       Except as expressly amended by this amendment, the Severance Plan shall continue in full force and effect in accordance with the provisions thereof.

IN WITNESS WHEREOF, EXCO Resources, Inc. (the “Company”) has caused this instrument to be executed as of September 30, 2005, by its Vice President and Chief Financial Officer pursuant to prior action taken by the Board of Directors of the Company.

EXCO Resources, Inc.

/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey, Ph.D.
Vice President and Chief Financial Officer